UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 12, 2015

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant's telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 12, 2015.

At the Annual Meeting, the matters on which the stockholders voted, in person or by proxy were:

(i)	to elect nine nominees as directors to serve until the next annual meeting and until their successors have been elected and qualified; and

(ii)	to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2015.

The nine nominees were elected and the appointment of the independent registered public accounting firm was ratified. The results of the voting were as follows:

Proposal 1 - Election of Directors:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes

James D. White	7,904,939	360,805	113,127	4,874,672

Michael A. Depatie	7,762,942	500,585	115,344	4,874,672

Lorna C. Donatone	7,775,182	490,339	113,350	4,874,672

Richard L. Federico	7,791,172	472,330	115,369	4,874,672

Andrew R. Heyer	7,838,057	474,746	66,068	4,874,672

Lesley H. Howe	7,247,160	1,016,367	115,344	4,874,672

David A. Pace	7,851,134	412,394	115,343	4,874,672

James C. Pappas	8,128,833	243,507	6,531	4,874,672

Glenn W. Welling	8,130,039	242,275	6,557	4,874,672

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,068,525	16,153	168,865	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: May 14, 2015	By:	/s/ Karen L. Luey
Karen L. Luey Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary